Exhibit 99.2

HeartBeam Announces Closing of Initial Public Offering

November 17, 2021 08:31 AM Eastern Standard Time

SANTA CLARA, Calif.--(BUSINESS WIRE)--HeartBeam, Inc. (NASDAQ: BEAT), a developmental stage digital healthcare company with a proprietary ECG telemedicine technology to bring new capabilities to cardiovascular disease, today announced the closing of its underwritten initial public offering of 2,750,000 units, each consisting of (i) one share of common stock and (ii) one warrant to purchase a share of common stock, at a public offering price per unit of $6.00. The common stock and warrants were issued separately in this offering. The warrants have an exercise price of $6.00 per share and are exercisable for a period of five years after the issuance date. The common stock and warrants are traded on the Nasdaq Capital Market under the ticker symbols “BEAT” and “BEATW,” respectively.

The net proceeds to HeartBeam from the offering, deducting the underwriting discounts and commissions and offering expenses, amount to $14.9 million.

The Benchmark Company, LLC acted as sole book-running manager for the offering.

The securities described above are being offered by the Company pursuant to a registration statement on Form S-1 (Registration No. 333-259358) that was previously filed with the U.S. Securities and Exchange (the "SEC") and declared effective on November 10, 2021. This offering was made only by means of a prospectus. Copies of the prospectus can be obtained through the SEC's website at www.sec.gov or from: The Benchmark Company, Attn: Prospectus Department, 150 E. 58th Street, 17th floor, New York, NY 10155 or by calling 212-312-6700 or by emailing prospectus@benchmarkcompany.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About HeartBeam, Inc.

HeartBeam, Inc. (NASDAQ: BEAT) is a development stage digital healthcare company with proprietary ECG telemedicine technology that will redefine the way high risk cardiovascular patients are diagnosed in an ambulatory setting at any time and any place. Its breakthrough solution employs a reusable, credit card sized, 3D vector ECG recording device and cloud-based software capable of assisting a physician in diagnosing a wide range of cardiovascular disease. HeartBeam is initially focusing on a huge unmet need of helping diagnose heart attacks in patients outside of a medical institution. No single lead ECG technology can offer this value to patients and their physicians. This underserved market is several times larger than the cardiac arrhythmia detection market based on the prevalence of patients with coronary artery disease at high risk of heart attack. For more information visit www.heartbeam.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our recently filed Registration Statement on Form S-1, which can be found on the SEC’s website at www.sec.gov. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts

Media and Investor Relations Contact:
Chris Tyson
Executive Vice President
MZ North America
Direct: 949-491-8235
BEAT@mzgroup.us
www.mzgroup.us